Attorneys at Law
                                                                 Suite 2800
KILPATRICK STOCKTON LLP                               1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555
                                                Web site:  www.kilstock.com

                                             E-mail: dstockton@kilstock.com
          February 26, 1999
                                                  Direct Dial: 404.815.6444


Vista Eyecare, Inc.
296 Grayson Highway
Lawrenceville, Georgia  30045

     Re:  Registration Statement on Form S-4
          File No. 333-71825

Ladies and Gentlemen:

     We have acted as counsel for Vista Eyecare, Inc., a Georgia corporation (f/k/a National Vision Associates, Ltd.) (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4, File No. 333-71825 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the exchange of up to an aggregate principal amount of $125,000,000 of the Company's 12 3/4% Senior Notes Due 2005, Series B (the "Exchange Notes") for up to an aggregate principal amount of $125,000,000 of its outstanding 12 3/4% Senior Notes Due 2005, Series
A. Capitalized terms used but not defined herein shall have the meanings as set forth in the Registration Statement.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction with the Accord. Notwithstanding anything in the Accord to the contrary, the Accord shall not be deemed to limit or otherwise qualify any of the express qualifications, exceptions and limitations that are set forth herein, each of which shall be cumulative of the Accord.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Articles of Incorporation of the Company, as amended to date, (c) the By-laws of the Company, as amended to date, (d) the minutes of meetings of the Board of Directors of the Company, (e) the Indenture for the Notes, (f) the Form of
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Vista Eyecare, Inc.
February 26, 1999
Page 2




Exchange Note, and (g) the Statement on Form T-1 under the Trust
Indenture Act of 1939, as amended, relating to the Indenture.


     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

           (i) All natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") and the Indenture have sufficient legal capacity to enter into and perform their respective obligations under the Indenture and to carry out their roles in the Offering.

          (ii) Each party involved in the Offering other than the Company (collectively the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it.

          (iii) Each of the Other Parties has complied with all legal requirements pertaining to its status as such related to its rights to enforce the Indenture against the Company.

          The opinions set forth below are limited to the laws of the State of Georgia and the federal laws of the United States of America. We are not members of the state bar of New York, and we are not experts on the laws of such state.

          Further, we note that the Exchange Notes provide that they are to be governed by the laws of the State of New York. For purposes of this letter, we have assumed with your consent that, notwithstanding their express terms, the Exchange Notes will be governed by the laws of the State of Georgia (without giving effect to its conflicts of laws principles). We express no opinion on what laws will actually govern the Exchange Notes.

Vista Eyecare, Inc.
February 26, 1999
Page 3

          Based upon and subject to the foregoing, it is our opinion that:

      (1) The Company is a corporation duly incorporated and existing under the laws of the State of Georgia.

      (2) The Exchange Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in the manner set forth in the Registration Statement, will be legally issued, will be binding obligations of, and will be enforceable against, the Company.

     The General Qualifications apply to the opinions set forth above.

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                         Very truly yours,

                         KILPATRICK STOCKTON LLP


                         By:  /s/ David A. Stockton
                               David A. Stockton, a Partner